Exhibit 99.2

Statement Under Oath of Principal Accounting Officer
Regarding Form 10-Q for Quarter Ending June 30, 2002

I, Rodney E. Schwatken, Vice President, Treasurer and Controller of NovaStar Financial, Inc (the Company), hereby state, certify and attest in this written statement under oath that:

(a) the quarterly report of the Company filed on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ RODNEY E. SCHWATKEN Rodney E. Schwatken Vice President, Treasurer and Controller (Principal Accounting Officer)	Subscribed and sworn to before me this 12th day of August 2002.
August 12, 2002	/s/ Carrie M. Mikkelson Notary Public My commission Expires: August 28, 2005